Exhibit 13


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this PostEffective Amendment No. 5 to the Registration Statement of Diversified Investors Strategic Variable Funds on Form N3 (File Nos. 3308543 and 81107717) of our reports dated February 18, 1999, on our audits of the financial statements and financial highlights of Diversified Investors Strategic Variable Funds, Diversified Investors Variable Funds and Diversified Investors Portfolios, which reports are included in the 1998 Annual Report of Diversified Investors Variable Funds and Strategic Variable Funds, which is also incorporated by reference in the Post Effective Amendment to this Registration Statement.

We also consent to the reference to our firm under the caption "Financial Information" and "Independent Accountants' in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.



                                            PricewaterhouseCoopers LLP




New York, New York
April 29, 1999